UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 1, 2026
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Revolving Credit Agreement

On June 1, 2026, Dropbox, Inc. (the “Company”) entered into a Revolving Credit and Guaranty Agreement (the “Revolving Credit Agreement”), by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto (the “Lenders”), the issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Joint Lead Arranger and Bookrunner (in its capacities as the Administrative Agent and Collateral Agent, the “Agent”) and Citizens Bank, N.A., Goldman Sachs Bank USA and RBC Capital Markets, each as Joint Lead Arranger, providing the Company with up to $400 million in borrowing capacity (the loans thereunder, the “Revolving Loans”), including a $65.0 million sublimit for the issuance of letters of credit and a $15.0 million sublimit for swingline loans, in each case on the terms and conditions set forth therein. The Revolving Credit Agreement permits the Company, subject to the terms and conditions set forth therein, to increase the aggregate revolving loan commitments up to $500.0 million. The revolving credit facility shall mature and any outstanding Revolving Loans shall be payable in full on December 11, 2029.

The proceeds of the Revolving Loans may be used for working capital and general corporate purposes, including share repurchases. The obligations under the Revolving Credit Agreement and the other loan documents are guaranteed by certain material subsidiaries of the Company and are secured by substantially all of the assets of the Company and such subsidiary guarantors. As of June 1, 2026, the Company had no outstanding loans or letters of credit under the revolving credit facility.

Under the Revolving Credit Agreement, the Revolving Loans bear interest, at the Company’s option, at either (a) an alternate base rate, which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate then in effect, (ii) the greater of the federal funds effective rate or overnight bank funding rate then in effect, plus 0.50% per annum, and (iii) a term SOFR rate determined on the basis of a one-month interest period plus 1.00% per annum, in each case, plus a margin ranging from 2.00% to 2.50% based on the Company’s consolidated secured leverage ratio, or (b) a term SOFR rate (based on one, three or six month interest periods), plus a margin ranging from 3.00% to 3.50% based on the Company’s consolidated secured leverage ratio. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the alternate base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at the term SOFR rate. Pursuant to the terms of the Revolving Credit Agreement, the Company is required to pay a quarterly commitment fee that accrues at a rate of 0.25% per annum on the unused portion of the Revolving Loan commitments.

The Revolving Credit Agreement includes a financial covenant requiring that the Company and its restricted subsidiaries maintain a consolidated leverage ratio of no greater than 5.00 to 1.00, measured as of the last day of each fiscal quarter for the four consecutive fiscal quarter period then ended. The Revolving Credit Agreement also contains customary affirmative and negative covenants that restrict the ability of the Company and its subsidiaries to incur indebtedness, grant liens, pay dividends or distributions to holders of the Company or its subsidiaries’ equity interests, repurchase equity interests, make investments, engage in transactions with its affiliates or prepay certain indebtedness. In addition, the Revolving Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change in control events. Upon the occurrence and during the continuance of an event of default, the lenders may terminate their commitments and accelerate the Company’s obligations under the Revolving Credit Agreement. During the existence of payment or bankruptcy events of default, interest on the principal amount of the Revolving Loans will accrue at an increased rate.

The obligations of the Company under the Revolving Credit Agreement rank pari passu in right of payment with the Company’s obligations under its existing Credit and Guaranty Agreement, dated as of December 11, 2024, by and among the Company, the guarantors party thereto, the lenders party thereto, the issuing bank party thereto and the administrative agent and collateral agent (as amended by Amendment No. 1, dated as of September 9, 2025, and Amendment No. 2, dated as of June 1, 2026, the “Term Loan Agreement”). The liens securing the obligations under the Revolving Credit Agreement and the Term Loan Agreement are of equal priority, and the relative rights and obligations of the agents and the lenders under each facility with respect to the shared collateral are governed by a pari passu intercreditor agreement among the Company and such other parties party thereto.

The Agent and the Lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company and its subsidiaries. These parties have received, and in the future may receive, compensation from the Company and its subsidiaries for these services.

Matthews South served as financial advisor to the Company.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the copy attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 2 to Credit and Guaranty Agreement

On June 1, 2026, the Company entered into Amendment No. 2 (the “Second Amendment”) to its existing Credit and Guaranty Agreement, dated as of December 11, 2024, as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of September 9, 2025 ( the “Existing Term Loan Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto, the issuing bank party thereto and the administrative and collateral agent. The Second Amendment amends the Existing Term Loan Credit Agreement to, among other things, permit the Revolving Credit Agreement and the revolving credit facility contemplated thereby.

The other material terms of the Existing Term Loan Credit Agreement remain unchanged. Additional details of the Existing Term Loan Credit Agreement were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 11, 2024 and on September 9, 2025, each of which is incorporated herein by reference.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the copy attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 1, 2026, the Company issued a press release announcing the Revolving Credit Agreement and a new repurchase program described below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 1, 2026, the Company announced the authorization of a new share repurchase program for the purchase of an additional $900.0 million of its Class A common stock. Repurchases will be made from time to time, subject to general business and market conditions, other investment opportunities, and applicable legal requirements. Repurchases may be made through open market purchases or in privately negotiated transactions, including through Rule 10b5-1 plans.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1
Revolving Credit and Guaranty Agreement, dated as of June 1, 2026, by and among the Company, the guarantors party thereto, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent.

10.2
Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 1, 2026, by and among the Company, the guarantors party thereto, the lenders party thereto and the administrative agent and collateral agent.

99.1	Press Release, dated June 1, 2026.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2026

Dropbox, Inc.
/s/ Ross Tennenbaum
Ross Tennenbaum
Chief Financial Officer